EXHIBIT 99.1
PR Contact: Ian Bruce, Avid, 978.640.5584, ian.bruce@avid.com
IR Contact: Tom Fitzsimmons, Avid, 978.640.3346, tom.fitzsimmons@avid.com

Avid Announces Results for First Quarter 2012

BURLINGTON, MA- April 26, 2012-Avid® (NASDAQ: AVID) today reported revenues of $152.1 million for the three-month period ended March 31, 2012, compared to $166.3 million for the same period in 2011. The GAAP net loss for the first quarter was $15.6 million, or $0.40 per share, compared to a GAAP net loss of $5.1 million, or $0.13 per share, in the first quarter of 2011. These results are preliminary and are subject to Avid's completion of its review of a recently identified tax matter described below.

The GAAP net loss for the first quarter of 2012 and 2011 included amortization of intangible assets, stock-based compensation, restructuring charges, acquisition and other costs for 2012 only and related tax adjustments collectively totaling $6.2 million and $4.3 million, respectively. Excluding these items, the non-GAAP net loss for the first quarter of 2012 was $9.4 million, or $0.24 per share, compared to non-GAAP net loss of $840 thousand, or $0.02 per share, for the first quarter of 2011.

The GAAP operating loss for the first quarter of 2012 was $15.2 million and excluding the items identified above, except tax adjustments, the non-GAAP operating loss for the first quarter was $8.5 million. A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

“While revenues were down from last year primarily related to the creative enthusiast portion of our business, we see positive signs in the post and professional and our media enterprise markets as customers seek to become more competitive by moving to more seamless workflows,” said Gary Greenfield, chairman and CEO of Avid.   “Our balance sheet is solid, ending the quarter with $50 million of cash and we remain committed to delivering sustained profitability.”

Avid is currently reviewing its prior tax and accounting treatment of an intercompany loan made in 2007 between two of its international subsidiaries. Avid's preliminary financial results for the first quarter of 2012 do not reflect the potential impact of this matter, and the final conclusions and results of its review could impact Avid's final financial results for the first quarter of 2012 and the results of prior periods. Based on the current status of its review, which is in its initial stages and subject to change, Avid currently believes that the impact of this matter could increase tax expenses by approximately $4.5 million. Avid also currently believes it would recover approximately $3.8 million of this amount in a subsequent period, resulting in a net tax expense of approximately $700,000 on a cumulative basis.

Conference Call
A conference call to discuss Avid's first quarter 2012 financial results will be held today, April 26, 2012 at 4:30 p.m. ET. The call will be open to the public and can be accessed by dialing 719.457.2617 and referencing confirmation code 4569475. The call and subsequent replay will also be available on Avid's website. To listen via this alternative, go to the Investors tab at www.avid.com for complete details prior to the start of the conference call.

Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. The reconciliation of the GAAP to non-GAAP financial measures is in the tables attached to this press release.

Management considers both GAAP and non-GAAP financial results in managing our business. Non-GAAP financial measures are used internally, for example, in establishing annual operating budgets, in assessing operating performance and for measuring performance under incentive compensation plans. Non-GAAP financial measures are also used in operating and financial decision-making because we believe these measures reflect our ongoing business and allow meaningful period-to-period comparisons. We believe it is useful for investors and others to also review both GAAP and non-GAAP measures in order to understand and evaluate our current operating performance and future prospects in the same manner as management and to compare in a consistent manner the company's current financial results with past financial performance. The primary limitations associated with our use of non-GAAP financial measures are that they may not include all items of income and expense that affect our operations and that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, terms referring to non-GAAP financial measures used in this press release, such as non-GAAP net loss, do not have standardized meanings. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Use of Forward-Looking Statements
The financial results included in this release are unaudited. The contents of this release are subject to the completion and filing of our Quarterly Report on Form 10-Q. This release may include forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. Statements in this press release that relate to future results or events are forward-looking statements and are based on Avid's current estimates and assumptions.  Forward-looking statements may be identified by the use of forward-looking words, such as “anticipate,” “believe,” “should,” “estimate,” “expect,” “intend,” “confidence,” “may,” “plan,” “feel,” “could,” “will,” and “would,” or similar expressions. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors, including: accounting and other adjustments that may be made to Avid's preliminary financial results as a result of the review of the treatment of the 2007 intercompany loan; Avid's ability to execute its strategic plan and meet customer needs; its ability to produce innovative products in response to changing market demand, particularly in the media industry; competitive factors; fluctuations in its revenue, based on, among other things, Avid's performance in particular geographies or markets, fluctuations in foreign currency exchange rates, and seasonal factors, such as higher consumer demand at year-end; adverse changes in economic conditions; Avid's liquidity; and other risk factors and uncertainties disclosed previously and from time to time in Avid's filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements contained herein represent Avid's estimates only as of today and should not be relied upon as representing the company's estimates as of any subsequent date. While Avid may elect to update these forward-looking statements at some point in the future, Avid specifically disclaims any obligation to do so, even if the estimates change.

About Avid
Avid creates the digital audio and video technology used to make the most listened to, most watched and most loved media in the world - from the most prestigious and award-winning feature films, music recordings, television shows, live concert tours and news broadcasts, to music and movies made at home. Some of Avid's most influential and pioneering solutions include Media Composer®, Pro Tools®, Interplay®, ISIS®, VENUE, Sibelius®, System 5, and Avid® Studio. For more information about Avid solutions and services, visit www.avid.com, Flickr, Twitter and YouTube; connect with Avid on Facebook; or subscribe to Avid Industry Buzz.

© 2012 Avid Technology, Inc. All rights reserved. Product features, specifications, system requirements and availability are subject to change without notice.  All prices are MSRP for the U.S. and Canada only and are subject to change without notice.  Contact your local Avid office or reseller for prices outside the U.S. and Canada.  Avid, the Avid logo, Fast Track, M-Audio, Media Composer, Pro Tools, Interplay, ISIS, Sibelius, and Avid Studio are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of the Interplay Entertainment Corp. which bears no responsibility for Avid products.  All other trademarks are the property of their respective owners.

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AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(in thousands except per share data, unaudited)

	Three Months Ended
	March 31,
	2012	2011
Net revenues:
Products	$119,938	$137,335
Services	32,201	28,988
Total net revenues	152,139	166,323

Cost of revenues:
Products	62,700	64,984
Services	12,717	14,054
Amortization of intangible assets	650	666
Total cost of revenues	76,067	79,704
Gross profit	76,072	86,619

Operating expenses:
Research and development	27,482	29,973
Marketing and selling	46,515	44,810
General and administrative	15,234	15,298
Amortization of intangible assets	1,611	2,145
Restructuring costs (recoveries), net	408	(2,216)
Total operating expenses	91,250	90,010

Operating loss	(15,178)	(3,391)

Interest and other income (expense), net	(194)	(300)
Loss before income taxes	(15,372)	(3,691)
Provision for income taxes, net	242	1,426
Net loss	$(15,614)	$(5,117)

Net loss per common share – basic and diluted	$(0.40)	$(0.13)

Weighted-average common shares outstanding – basic and diluted	38,662	38,228

AVID TECHNOLOGY, INC.
(in thousands except per share data, unaudited)

Reconciliations of GAAP financial measures to Non-GAAP financial measures:

	Three Months Ended March 31, 2012

	Gross	Operating	Operating	Tax	Net
	Profit	Expenses	Loss	Provision	Loss
GAAP	$76,067	$91,250	$(15,178)	$242	$(15,614)
Amortization of intangible assets	650	(1,611)	2,261		2,261
Restructuring costs, net		(408)	408		408
Acquisition and other costs (a)		(231)	231		231
Tax adjustment				446	(446)
Stock-based compensation included in:
Cost of products revenues	94		94		94
Cost of services revenues	157		157		157
Research and development expenses		(306)	306		306
Marketing and selling expenses		(1,261)	1,261		1,261
General and administrative expenses		(1,911)	1,911		1,911
Non-GAAP	$76,968	$85,522	$(8,549)	$688	$(9,431)
Weighted-average shares outstanding - diluted					38,662
Non-GAAP net income per share - diluted					$(0.24)
(a)	Represents costs included in general and administrative expenses

	Three Months Ended March 31, 2011

	Gross	Operating	Operating	Tax	Net
	Profit	Expenses	(Loss) Income	Provision	Loss
GAAP	$86,619	$90,010	$(3,391)	$1,426	$(5,117)
Amortization of intangible assets	666	(2,145)	2,811		2,811
Restructuring recoveries, net		2,216	(2,216)		(2,216)
Tax adjustment				55	(55)
Stock-based compensation included in:
Cost of products revenues	139		139		139
Cost of services revenues	268		268		268
Research and development expenses		(472)	472		472
Marketing and selling expenses		(1,218)	1,218		1,218
General and administrative expenses		(1,640)	1,640		1,640
Non-GAAP	$87,692	$86,751	$941	$1,481	$(840)
Weighted-average shares outstanding - diluted					38,228
Non-GAAP net income per share - diluted					$(0.02)

Revenues Summary:	Three Months Ended
	March 31,
	2012	2011
Video revenues	$84,005	$94,620
Audio revenues	68,134	71,703
Total net revenues	$152,139	$166,323

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	March 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$49,681	$32,855
Accounts receivable, net of allowances of $15,859 and $15,985 at March 31, 2012 and December 31, 2011, respectively	87,506	104,305
Inventories	103,460	111,833
Deferred tax assets, net	1,482	1,480
Prepaid expenses	9,714	7,652
Other current assets	13,072	14,509
Total current assets	264,915	272,634
Property and equipment, net	52,213	53,487
Intangible assets, net	16,387	18,524
Goodwill	246,884	246,398
Other assets	9,526	11,568
Total assets	$589,925	$602,611

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,188	$42,533
Accrued compensation and benefits	22,873	31,350
Accrued expenses and other current liabilities	32,347	34,174
Income taxes payable	3,116	3,898
Deferred revenues	57,908	45,768
Total current liabilities	153,432	157,723
Long-term liabilities	29,121	27,885
Total liabilities	182,553	185,608

Stockholders’ equity:
Common stock	423	423
Additional paid-in capital	1,021,880	1,018,604
Accumulated deficit	(542,264)	(524,530)
Treasury stock at cost, net of reissuances	(79,899)	(82,301)
Accumulated other comprehensive income	7,232	4,807
Total stockholders’ equity	407,372	417,003
Total liabilities and stockholders’ equity	$589,925	$602,611

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended
	March 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(15,614)	$(5,117)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	7,574	7,892
Provision for doubtful accounts	(77)	144
Non-cash provision for restructuring	—	125
Gain on disposal of fixed assets	(2)	(5)
Compensation expense from stock grants and options	3,729	3,737
Non-cash interest expense	73	80
Unrealized foreign currency transaction losses	2,298	3,785
Changes in deferred tax assets and liabilities, excluding initial effects of acquisitions	372	—
Changes in operating assets and liabilities, excluding initial effects of acquisitions:
Accounts receivable	16,857	5,092
Inventories	8,373	(16,743)
Prepaid expenses and other current assets	(476)	(1,553)
Accounts payable	(5,376)	107
Accrued expenses, compensation and benefits and other liabilities	(11,159)	(14,139)
Income taxes payable	(851)	(604)
Deferred revenues	13,431	11,143
Net cash provided by (used in) operating activities	19,152	(6,056)

Cash flows from investing activities:
Purchases of property and equipment, net	(3,588)	(3,545)
Decrease (increase) in other long-term assets	1,124	(617)
Net cash used in investing activities	(2,464)	(4,162)

Cash flows from financing activities:
(Payments related to) proceeds from the issuance of common stock under employee stock plans, net	(172)	127
Proceeds from revolving credit facilities	1,000	8,000
Payments on revolving credit facilities	(1,000)	(8,000)
Net cash (used in) provided by financing activities	(172)	127

Effect of exchange rate changes on cash and cash equivalents	310	529
Net increase (decrease) in cash and cash equivalents	16,826	(9,562)
Cash and cash equivalents at beginning of period	32,855	42,782
Cash and cash equivalents at end of period	$49,681	$33,220